UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL IOWA ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3426 E. 28th Street N.
Newton, Iowa 50208
NOTICE OF ANNUAL MEETING OF MEMBERS AND IMPORTANT
NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE MEMBER MEETING TO BE HELD ON MARCH 10, 2008
To our Members:
The 2008 Annual Meeting of Members (the “2008 Annual Meeting”) of Central Iowa Energy, LLC (the “Company”) will be held on Monday, March 10, 2008, at the DMACC Sodhexo Conference Center, 600 N. 2nd Ave. West, Newton, Iowa 50208. Registration for the Annual Meeting will begin at 5:30 p.m. The 2008 Annual Meeting will commence at approximately 6:30 p.m. The purposes of the meeting are to: (1) elect twelve (12) Directors to our Board of Directors; (2) approve the proposed amendments to the Operating Agreement; and (3) transact such other business as may properly come before the 2008 Annual Meeting or any adjournments thereof. The Board of Directors recommends a vote FOR the election of its nominees for Directors and FOR the amendments to the Operating Agreement.
•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;
•	The proxy statement, proxy card and annual report to Members are available at www.centraliowaenergy.com under the “Proxy Materials” tab; and
•	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (641) 791-1010 or emailing Teresa Arrowood at teresa.arrowood@centraliowaenergy.com on or before Monday, March 3, 2008, to facilitate timely delivery.
If you have any questions regarding the information in the proxy statement or completion of the proxy card located on our website at www.centraliowaenergy.com under the “Proxy Materials” tab, or if you need directions to attend the meeting and vote in person, please call Teresa Arrowood in our office at (641) 791-1010 or email her at teresa.arrowood@centraliowaenergy.com.
Only Members listed on the Company’s records at the close of business on January 30, 2008 are entitled to notice of the 2008 Annual Meeting and to vote at the 2008 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on Friday, March 7, 2008.

All Members are cordially invited to attend the 2008 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (641-791-1192) or mail it to us at 3426 E. 28th Street N., Newton, Iowa 50208.
By order of the Board of Directors,
James Johnston
Chairman of the Board
Newton, Iowa
January 30, 2008

CENTRAL IOWA ENERGY, LLC
3426 E. 28th Street N.
Newton, Iowa 50208

Proxy Statement
Annual Meeting of Members
Monday, March 10, 2008
6:30 p.m.

The enclosed proxy is solicited by the Board of Directors of Central Iowa Energy, LLC (the “Company” or “Central Iowa Energy”) for use at the 2008 Annual Meeting of Members of the Company to be held on Monday, March 10, 2008 (the “2008 Annual Meeting”), and at any adjournment thereof. The 2008 Annual Meeting will be held at the DMACC Sodhexo Conference Center, 600 N. 2nd Ave. West, Newton, Iowa 50208. Registration for the meeting will begin at 5:30 p.m. The Annual Meeting will commence at approximately 6:30 p.m. This solicitation is being made by posting on the Company’s website (www.centraliowaenergy.com); however, the Company may also use its officers, Directors, and employees (without providing them with additional compensation) to solicit proxies from Members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card via access on the Company’s website (www.centraliowaenergy.com) is scheduled to begin on or about January 30, 2008, and delivery of the proxy card via U.S. Mail is scheduled to begin on or about February 9, 2008.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?

A:	The Company is soliciting your proxy vote at the 2008 Annual Meeting because you were a Member of the Company at the close of business on January 30, 2008, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2008 Annual Meeting?

A:	The 2008 Annual Meeting will be held on Monday, March 10, 2008 at the DMACC Sodhexo Conference Center, 600 N. 2nd Avenue, West, Newton, Iowa 50208. Registration for the meeting will begin at 5:30 p.m. The Annual Meeting will commence at approximately 6:30 p.m.

Q:	What am I voting on?

A:	You are voting on:
•	The election of four (4) Group I Directors;

•	The election of four (4) Group II Directors;

•	The election of four (4) Group III Directors; and

•	The approval of two (2) amendments to the Operating Agreement.
The Board of Directors recommends a vote FOR the election of its nominees for Directors and FOR the amendments to the Operating Agreement.

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Q:	What is the effect of the amendments to the Operating Agreement if passed?

There are two proposed amendments to the Operating Agreement.

The approval of the first amendment to the Operating Agreement will allow the Board of Directors to reduce or increase the number of Directors without a vote of the members, so long as the number stays within a range of 7 to 13 Directors. This will allow the Board of Directors to reduce the number of Directors prior to the 2009 Annual Meeting. If this amendment is not approved, then the Board of Directors will remain at 12 Directors and a future increase or decrease in the number of Directors would have to be approved at a future meeting of the members.

The approval of the second amendment will allow both the offices of President/CEO and Chairman of the Board to be held by one person. If this amendment is not approved, someone other than the Chairman of the Board must continue to be appointed as President/CEO of the Company.

Q:	How many votes do I have?

A:	On any matter which may properly come before the meeting, each Member entitled to vote will have one vote for each membership unit owned of record by such Member as of the close of business on January 30, 2008.

Q:	Do I have dissenters’ rights?

A:	Pursuant to Section 6.15 of the Operating Agreement, Members have no dissenters’ rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of company’s organizational documents of a company.

Q:	What is the voting requirement to elect the Directors?

A:	In the election of Directors, the four nominees in Group I, the four nominees in Group II and the four nominees in Group III receiving the greatest number of votes relative to the other nominees in the group will be elected. The presence (in person or by proxy) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the election of Directors.

Q:	What is the voting requirement to approve the amendments to the Operating Agreement?

A:	Provided a quorum of at least twenty-five percent (25%) of the Membership Voting Interests is present (in person or by proxy), the affirmative vote by a majority of the Membership Voting Interests represented at the 2008 Annual Meeting (whether in person or by proxy) will result in the amendments being approved.

Q:	How many membership units are outstanding?

A:	At the close of business on January 30, 2008, there were 26,672 outstanding membership units. This means that there may be 26,672 votes on any matter.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions for Director elections, however, will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that the nominees receiving the most votes relative to the other nominees in the group will be elected. Because amendments to the Operating Agreement must be approved by the affirmative vote of a majority of the Membership Voting Interests represented at the 2008 Annual Meeting, abstentions will not be counted as a vote for approval of the amendments.

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Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2008 Annual Meeting either in person or by proxy. You may vote using any of the following methods:
•	Proxy Card. The enclosed proxy card is a means by which a Member may authorize the voting of his, her, its or their membership units at the 2008 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2008 Annual Meeting in accordance with the Member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company at 3426 E. 28th St. N, Newton, Iowa 50208 or fax the proxy card to the Company at (641) 791-1192. In order for your vote to count, the Company must receive it by 5:00 p.m. local time on Friday, March 7, 2008.

•	In person at the 2008 Annual Meeting. All Members of record as of January 30, 2008 may vote in person at the 2008 Annual Meeting.
If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted in the election of Directors or for the approval of the amendments to the Operating Agreement.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2008 Annual Meeting;

•	Giving personal or written notice of the revocation, which is received by James Johnston, Chairman of the Company’s Board of Directors, at the Company’s offices at 3426 E. 28th Street N., Newton, Iowa 50208 by 5:00 p.m. local time on Friday, March 7, 2008; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Jeremie Parr, at the commencement of the 2008 Annual Meeting.
Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices for Group I, Group II or Group III Directors on the proxy card, then your votes will be deemed a vote FOR those nominees recommended for election by the Board of Directors. If you mark fewer than four (4) choices for Group I Directors, fewer than four (4) choices for Group II Directors, or fewer than four (4) choices for Group III Directors, the proxies will vote your units ONLY for the persons you mark as your choices. If you vote for more than four (4) nominees in any group of nominees, then your votes will be counted as voting FOR those nominees recommended for election by the Board of Directors.

If you fail to mark a vote, then the proxies solicited by the Board of Directors will be voted FOR the amendments to the Operating Agreement. If you only mark a choice on the proxy card with respect to one of the two proposed amendments, then the proxies will vote your units ONLY for the item you chose. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote to approve the amendments.

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If you mark contradicting choices on your proxy card, such as a mark both for and against a proposed amendment to the operating agreement, then your units will not be counted either for or against such proposal. Your units will be included in the determination of whether a quorum is present even if you abstain from voting. If you do not submit a proxy card or attend the meeting, your units will not be counted as present at a meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the 2008 Annual Meeting?

A:	All Members as of the close of business on the record date, which is January 30, 2008, may attend the 2008 Annual Meeting.

Q:	What is the Record date for the 2008 Annual Meeting?

A:	January 30, 2008.

Q:	Who will count the votes?

A:	All votes will be tabulated by the inspector of election appointed for the Annual Meeting, which will be an adminstrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions. The Company’s Secretary, Jeremie Parr, will supervise the process.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of persons holding at least 25% of the issued and outstanding units is required to constitute a quorum. Because on January 30, 2008 the Company had 26,672 issued and outstanding membership units, the presence of 6,668 membership units will constitute a quorum for the election of Directors and approval of the amendments to the Operating Agreement. If you submit a proxy or appear at the meeting, then your units will be counted in determining whether a quorum is present at the 2008 Annual Meeting.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a Director at next year’s Annual Meeting?

A:	The Group I Directors will stand for election at the 2009 Annual Meeting. Nominations for Director seats are made by the Board of Directors or by a nominating committee appointed by the Board of Directors. In addition, a Member may nominate a candidate for Director by following the procedures explained in this proxy statement on Page 20 and Section 5.3 of the Operating Agreement, as may be amended from time to time. Section 5.3 of the Operating Agreement requires that written notice of a Member’s intent to nominate an individual for Director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting of the Company. At this time, we anticipate that the 2009 Annual Meeting will be held on approximately March 9, 2009.

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Q:	What is a Member proposal?

A:	A Member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s Members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for Members to vote on the matter via the proxy card. The deadlines and procedures for submitting Member proposals are explained below on Page 20 of this proxy statement. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are Member proposals and Director nominations due for the 2009 Annual Meeting?

A:	We intend to hold our 2009 Annual Meeting on or about March 9, 2009. In order to be considered for inclusion in next year’s proxy statement, Member proposals must be submitted in writing to the Company by November 10, 2008. The Company suggests that proposals for the 2009 Annual Meeting of Members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Members who intend to present a proposal at the 2009 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 23, 2009. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a Member proposal intended to be submitted to the 2009 Annual Meeting of Members by January 23, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal. See page 20 of this proxy statement for further discussion on member proposals and Director nominations.

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PROPOSALS TO BE VOTED UPON
PROPOSAL 1
Approval of Amendment #1 to Operating Agreement
to Allow the Board of Directors to Increase or Decrease the Number of Directors within the Range of 7-13
Directors
The Company currently has 12 Directors. Currently, the Operating Agreement provides that there must be 7 to 13 Directors and that any change in the number of Directors within that range must be approved by the Members. However, because the Company’s plant has been operating for many months and is no longer under development, the Board of Directors believes that 12 Director positions may no longer be necessary in the future. The Board believes that it may be able to more efficiently manage the affairs of the Company if it had a fewer number of Directors on the Board. Accordingly, as the Company’s needs change, the Board would like the flexibility to increase or decrease the number of Directors within the range of 7 to 13, as currently provided in the Operating Agreement, without requiring a vote of the Members. If this amendment is approved at the 2008 Annual Meeting, the Board anticipates reducing the number of Directors to be elected at future annual meetings.
Accordingly, it is proposed that the Company amend the Operating Agreement to replace the following Section 5.2 in its entirety:
5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of Thirteen (13). The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or vice versa by majority vote at any annual or special meeting.
With (bolded language reflects the change):
5.2 Number of Total Directors. The number of Directors of the Company shall be a minimum of seven (7) and a maximum of thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by the affirmative vote of a majority of the Membership Voting Interests represented at an annual or special meeting of the Members (in person, by proxy, or by mail ballot).
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the 2008 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the Members. As indicated on the enclosed proxy card, if you fail to mark a vote, the proxies solicited by the Board of Directors will be voted in favor of the amendment to the Operating Agreement. If you do not submit a proxy card or attend the 2008 Annual Meeting, or you abstain from voting, the proxies solicited by the Board of the Directors will not be counted as a vote to approve the amendment to the Operating Agreement.
THE BOARD OF DIRECTORS HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #1.

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PROPOSAL 2
Approval of Amendment #2 to the Operating Agreement
to Allow the Offices of Chairman and President/CEO to be held by One Person
Currently, the offices of Chairman of the Board and President/CEO of the Company are held by two separate persons. James Johnston currently serves as the Chairman of the Board and John Van Zee currently serves as our President/CEO. The Operating Agreement provided that after the Company’s facilities were complete, the Board of Directors was required to appoint someone other than the Chairman of the Board to serve as President/CEO of the Company. This provision was included in the Operating Agreement under the assumption that the Chairman would preside over the meetings of the Board of Directors and the Members and handle the administration of meetings of the Board of Directors, and that the President would manage the day-to-day operations of the Company and its biodiesel plant. However, subsequent to the date on which the Operating Agreement was originally adopted, the Company entered into a Management and Operational Services Agreement with Renewable Energy Group, Inc. (“REG”), which requires REG to provide us with a General Manager to manage the operations of the biodiesel plant. Pursuant to this agreement, Derek Winkel has been selected by REG to be the Company’s General Manager. In fulfilling his duties as General Manager, Mr. Winkel has assumed the management of the day-to-day activities of the biodiesel plant. Therefore, the Board of Directors believes that it is unnecessary and inefficient to require two separate individuals to fill the offices of Chairman of the Board and President/CEO when one individual could adequately and more efficiently fulfill both roles. The Board of Directors is proposing this amendment so that one individual can serve in the capacity of both Chairman of the Board and President/CEO. This person would (i) fulfill the duties of Chairman of the Board of Directors by presiding over meetings of the Board of Directors and the Members and administering the meetings of the Board of Directors, and (ii) fulfill the duties of the President/CEO of the Company by performing managerial tasks that are not currently performed by the General Manager, such as signing the certifications required by the Company’s SEC filings and assisting with the preparation of such filings.
Accordingly, it is proposed that the Company amend the Operating Agreement to delete in its entirety the language that is bolded below, thus allowing one individual to serve as both Chairman and President/CEO:
5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and Chief Executive Officer (“CEO”) of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Director shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
Following the deletion of the language identified above, Section 5.14 would read as follows:
5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the President and Chief Executive Officer (“CEO”) of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The President and/or Chairman, as the case may be, shall perform such duties as the Directors may from time to time prescribe.
Required Vote and Board Recommendation
If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the 2008 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the Members. As indicated on the enclosed proxy card, if you fail to mark a vote, the proxies solicited by the Board of Directors will be voted in favor of the amendment to the Operating Agreement. If you do not submit a proxy card or attend the 2008 Annual Meeting, or you abstain from voting, the proxies solicited by the Board of the Directors will not be counted as a vote for the approval of the amendment to the Operating Agreement.
THE BOARD OF DIRECTORS HAS APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR AMENDMENT #2.

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PROPOSAL 3
Election of Directors
Twelve (12) initial Directors, all of whom were appointed by the initial Members, comprise the current Board of Directors. Pursuant to the Operating Agreement, the initial term for these Directors ends with the first annual or special meeting of the Members following substantial completion of the construction of the Company’s facilities. The facilities were substantially completed in April 2007. Therefore, the initial terms of the twelve (12) initial Directors will expire on March 10, 2008 at the 2008 Annual Meeting.
Pursuant to the Operating Agreement, the Board of Directors has passed a resolution dividing the twelve (12) current Director positions into three (3) groups which will serve staggered terms. Group I Directors will serve an initial term of one year and subsequent terms of three years. Group II Directors will serve an initial term of two years and subsequent terms of three years. Group III Directors will serve an initial and subsequent terms of three years. The Board of Directors has nominated the following persons for election as Directors: Warren Bush, Scot Farver, Craig Hamilton, Bill Horan, Don Huyser, James Johnston, Dean Lane, Denny Mauser, Jeremie Parr, Tom Schroder, Bill Talsma, and John Van Zee. All of the nominees are incumbent Directors. All nominees have indicated their willingness to serve as Directors if elected.
The twelve (12) nominees receiving the highest vote totals will be elected as Directors of the Company at the 2008 Annual Meeting, provided a quorum is present. The Board of Directors has determined that James Johnston, Craig Hamilton, Don Huyser, and Tom Schroeder will be placed in Group I, and if elected, will become Group I Directors and each will serve a term until the 2009 annual meeting of members. Denny Mauser, Jeremie Parr, Bill Talsma, and John Van Zee will be placed in Group II, and if elected, will become Group II Directors and each will serve a term until the 2010 annual meeting of Members. Warren Bush, Bill Horan, Dean Lane, and Scot Farver will be placed in Group III, and if elected, will become Group III Directors and each will serve a term until the 2011 annual meeting of Members.
Required Vote and Board Recommendation
As indicated on the proxy card, if you do not mark any choices for Group I, Group II or Group III Directors on the proxy card, the proxies solicited by the Board of Directors will be voted in favor of the Board of Directors’ nominees. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that persons receiving the most votes relative to the other nominees will be elected. If you mark fewer than four (4) choices for Group I Directors, fewer than four (4) choices for Group II Directors, or fewer than four (4) choices for Group III Directors, the proxies will vote your units ONLY for the persons you mark as your choices. If any such nominees shall withdraw or otherwise become unavailable, which is not expected at this time, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors.

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THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS
Information about Current Directors and Nominees
The following table contains certain information with respect to the Director nominees, which are all persons currently serving as Directors, for election at the 2008 Annual Meeting of members:

Name and Principal		Year First Became
Occupation	Age	a Directors	Term Expires
John E. Van Zee, Chief Financial Officer of Central Iowa Water Association	55	2005	2008
James Johnston, Farmer	63	2005	2008
Jeremie Parr, District Sales Manager for Trisler Seeds	37	2005	2008
Scot Farver, Owner of Farver Tru Value	47	2005	2008
Warren L. Bush, Attorney	59	2005	2008
Craig Hamilton, Executive Director of Jasper County Economic Development Corporation	57	2005	2008
William J. Horan, Farmer	60	2005	2008
Don Huyser Owner of Huyser Ag, Inc. and Vice President of Kilduff Feed & Grain	48	2005	2008
Dean Lane, Farmer	54	2005	2008
Denny Mauser, Farmer	59	2005	2008
Tom Schroeder, Commercial Fleet Sales Manager	52	2005	2008
William J. Talsma, Farmer	50	2005	2008
Biographical Information Regarding Director Nominees
The following is a brief description of the business experience and background of our current Directors and officers that are Directors nominees for the 2008 Annual Meeting:
John E. Van Zee, Director, President and CEO - Age 55. Since February 2007, John has served as chief financial officer of the Central Iowa Water Association. From 1985 to 2006, John worked for U.S. Bank as the vice president of the bank’s agricultural loan department where he supervised three employees who handled agricultural loans, farm management, and real estate sales. He also served on the board of directors for the Central Iowa Water Association and has for the past nine years. John has served as a Director of Central Iowa Energy since June 30, 2005. He has served as President and CEO of Central Iowa Energy since March 21, 2007.

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James Johnston, Director and Chairman - Age 63. James Johnston owns and operates a livestock and grain farm and has done so for over thirty years. Jim serves on the board of directors for Bohemian Mutual Insurance Company and has since 1989. In addition, he serves on the Jasper County Soil & Conservation Board, having served on that board for nearly twenty years, and is currently serving as chairman, a position which he has held since 1994. He also serves on the Heartland Resource Conservation and Development Board and has since 1984; he served as president of the Heartland Resources Conservation and Development Board from 2003 to 2005. Jim has served as a Director of Central Iowa Energy since June 30, 2005. He has served as Chairman of Central Iowa Energy since June 30, 2005.
Jeremie Parr, Director and Secretary - Age 37. In June 2006, Jeremie joined Trisler Seeds as a district sales manager. From July 2003 to June 2006, Mr. Parr worked for NC+ Hybrids and managed a group of dealers that has annual sales in excess of $500,000. From September 1997 to July 2003, he was employed by Golden Seed Company based in Cordova, Illinois. In 2003, prior to working for Golden Seed, Jeremie was employed as a crop consultant for Prairieview Ag Service and was responsible for the purchase, sales and application of agricultural products. Jeremie has served as a Director of Central Iowa Energy since June 30, 2005. He has served as Secretary of Central Iowa Energy since June 30, 2005.
Scot Farver, Director and Treasurer - Age 48. Scot Farver graduated from Iowa State University in 1984 with a degree in Industrial Engineering. Scot operates Farver True Value, one of the largest True Value stores in the State of Iowa. Scot has been operating Farver True Value since he opened it in 1993. Scot has served as a Director of Central Iowa Energy since June 30, 2005. Scot has served as Treasurer of Central Iowa Energy since June 30, 2005.
Warren L. Bush, Director - Age 59. Warren L. Bush is an attorney licensed in both Iowa and Arizona. Warren serves as a judicial magistrate for the State of Iowa and has for the past 20 years. Warren is also a self-employed attorney practicing out of offices in both Wall Lake and Dunlap, Iowa. He began his law practice in Wall Lake in November 1974 and his law practice in Dunlap in June 1996. Warren serves on the board of directors of The Biodiesel Group, LLC, which he joined in April 2005; Western Iowa Energy, LLC, which he joined in November 2004; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in April 2005. Each of the foregoing entities with the exception of the Biodiesel Group, LLC, are public reporting companies. He is also a principal owner of Bush Boys’ Enterprises, LLC, which he joined in April 2004; Bush Boys, Inc., which he joined in May 2004; and Front Row Racing Stable, Ltd., which he joined in September 2004. Tom Schroeder, another one of Central Iowa Energy’s Directors, is Warren’s brother-in-law. Warren has served as a Director of Central Iowa Energy since June 30, 2005.
Craig Hamilton, Director - Age 57. Craig Hamilton currently serves as the executive director of the Jasper County Economic Development Corporation and has since July 2003. Prior to his economic development work, Craig was employed by Iowa Telecom from September 1999 to June 2003 as the director of community relations. From 1997 to 1999, Craig also served as vice president of the Iowa Area Development Group. Craig has served as a Director of Central Iowa Energy since June 30, 2005.
William J. Horan, Director - Age 60. William J. Horan is a farmer and has been for thirty-four years. He is also currently a partner in Horan Brothers Agricultural Enterprises in Rockwell City, Iowa. William is the past president of the Iowa Corn Growers Association and sits on the board of directors of Natural Resource Solutions, LLC; Truth About Trade; ISU Research Park Board of Directors; the USDA DOE Technical Advisory Committee. He also sits on the board of The Biodiesel Group, LLC, which he joined in April 2005; Western Iowa Energy, LLC, which he joined in November 2004; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in April 2005. Each of the foregoing entities with the exception of the Biodiesel Group, LLC, are public reporting companies. William has served as a Director of Central Iowa Energy since June 30, 2005.
Don Huyser, Director - Age 48. Don Huyser owns and operates Huyser Ag, Inc. and has since 1982. Don also serves as vice president of Killduff Feed & Grain, a role which he has had since January 2005. As vice president of Killduff Feed & Grain, Don oversees general business operations and company financing. Don has served as a Director of Central Iowa Energy since June 30, 2005.
Dean Lane, Director - Age 54. Dean Lane is currently a farmer and has been farming for twenty-nine years. His current operation consists of 1,800 acres divided evenly between corn and soybeans. Dean has served as a Director of Central Iowa Energy since June 30, 2005.

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Denny Mauser, Director - Age 59. Denny Mauser is a farmer with a 900-acre operation, including corn, soybeans and popcorn and has farmed in Buena Vista County and Sac County, Iowa since 1973. Denny also manages a cow-calf herd and has since 1982. Currently, Denny serves as president of the Sac County Rural Electric Cooperative and has since July 2000. He is a member of the board of directors of The Biodiesel Group, LLC, which he joined in April 2005; Western Iowa Energy, LLC, which he joined in October 2004; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in August 2005. Denny has served as a Director of Central Iowa Energy since June 30, 2005.
Tom Schroeder, Director - Age 52. Tom Schroeder is currently employed as a commercial fleet sales manager for Renewable Energy Group, Inc., the company serving as our design-builder and marketer, and has since November 2006. He has served as president of JCT, Inc., a refrigerated trucking company specializing in the transportation of meat from Midwest packers for export, for over thirty years. Tom previously served as the city manager and economic development director in Wall Lake, Iowa from 2001 to 2006. Tom currently serves on the board of The Biodiesel Group, LLC, which he joined in April 2005; Western Dubuque Biodiesel, LLC, which he joined in November 2005; and Iowa Renewable Energy, LLC, which he joined in April 2005. Warren L. Bush, another one of Central Iowa Energy’s directors, is Tom’s brother-in-law. Tom has served as a Director of Central Iowa Energy since June 30, 2005.
William J. Talsma, Director - Age 50. William J. Talsma is a farmer and has been farming for the past twenty-eight years. William is a partner in Talsma Brothers Partnership, a family farming operation which he joined fifteen years ago. Since 2000, he has been a partner in a 7,500 sow farrow-to-finish operation. In 2003, William also became a partner in 1-80 Farms, a family partnership. William has served as a Director of Central Iowa Energy since June 30, 2005.
Biographical Information Regarding Non-Nominee Directors, Officers and Significant Employees
We do not currently have any Directors that are non-nominees, as all of our current Directors are standing for re-election at the 2008 Annual Meeting. The following is a brief description of the business experience and background of our officers and significant employees that are not Director nominees for the 2008 Annual Meeting:
Derek Winkel, General Manager - Age 31. Derek Winkel has been employed by Renewable Energy Group, Inc., our management and marketing firm and design-builder, as the general manager of Central Iowa Energy since July 2006. Derek was previously employed by Broin Management, LLC as the technical manager of Ethanol2000, LLP from April 2001 to June 2006. As technical manger, Derek was responsible for overseeing the production and operations of a 30 million gallon per year dry-mill ethanol facility. From February 1999 to April 2001, Derek was employed by National Starch and Chemical Co. where he first began as a project engineer and was later promoted to department supervisor. As department supervisor, Derek was responsible for managing a production department with fourteen employees. He is a graduate of Iowa State University.
Kimberly Smith, Chief Financial Officer - Age 43. Kimberly Smith has served as the chief financial officer of Central Iowa Energy since February 21, 2007. From August 2005 to February 21, 2007, Kimberly was employed at ITWC, Inc. as an accounting assistant where she was responsible for maintaining inventory activity, verifying order fulfillment and issuance of customer invoices, and compiling employee payroll time entries. From September 2003 to July 2005, Kimberly was employed at Starr Dentistry, Inc. as a finance manager. As a finance manager, she performed all accounting functions for the company and was responsible for daily deposit and bank reconciliation, accounts payable, accounts receivable, and payroll analysis. From 1999 to 2006, Kimberly provided consulting and bookkeeping services for a variety of local small businesses in Bruceville, TX and Newton, IA through her own business, Kimberly L. Smith Accounting Services. She is a graduate of Upper Iowa University.
Phil Abels, Operations Manager - Age 50. Phil Abels has been employed by Renewable Energy Group, Inc., our management and marketing firm and design-builder, as the operations manager of Central Iowa Energy since November 2006. Prior to joining Renewable Energy Group, Inc., Phil held many different roles within AGP’s soy processing business since 1979. He served as project manager, plant operations manager and was most recently the plant superintendent at AGP’s Sheldon, IA facility.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
No person or entity, including our officers and Directors, currently beneficially owns more than 5% of our membership units.
SECURITY OWNERSHIP OF MANAGEMENT
As of January 30, 2008, members of our Board of Directors, executive officers and Director nominees own membership units as follows:

			Amount and
			Nature of
	Name of		Beneficial		Percent of
Title of Class	Beneficial Owner	Position	Owner(1)		Class(2)
Membership Units	John E. Van Zee	President, Chief	230	(3)	0.86%
		Executive Officer, and
		Director
Membership Units	James Johnston	Chairman and Director	310	(4)	1.16%
Membership Units	Jeremie Parr	Secretary and Director	150		0.56%
Membership Units	Scot Farver	Treasurer and Director	298	(5)	1.12%
Membership Units	Warren L. Bush	Director	580	(6)	2.17%
Membership Units	Craig Hamilton	Director	180		0.67%
Membership Units	William J. Horan	Director	320	(7)	1.20%
Membership Units	Don Huyser	Director	180	(8)	0.67%
Membership Units	Dean Lane	Director	180	(9)	0.67%
Membership Units	Denny Mauser	Director	320	(10)	1.20%
Membership Units	Tom Schroeder	Director	400	(11)	1.50%
Membership Units	William J. Talsma	Director	310	(12)	1.16%

Totals:			3,458		12.94%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)	Based on 26,672 units issued and outstanding.

(3)	Includes units owned by Linda L. Johnston, James Johnston’s wife, and units owned by Rustic Ridge Subdivision, LLC, of which James Johnston is a principal.

(3)	Includes units owned by Kathy Van Zee, John Van Zee’s wife.

(4)	Includes units owned by Linda L. Johnston, James Johnston’s wife, and units owned by Rustic Ridge Subdivision, LLC, of which James Johnston is a principal.

(5)	Includes units owned by Francine C. Farver, Scot Farver’s wife. Also includes 38 units recently issued to Scot Farver on March 1, 2007 as payment of rent pursuant to the Company’s office space lease agreement with Scot Farver, under which rent was payable at the rate of two units per month.

(6)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, LLC, of which Warren Bush is a principal. Also includes units held by Bush Boys Enterprises, LLC, of which Warren Bush is a principal.

(7)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, LLC, of which William Horan is a principal.

(8)	Includes units owned jointly with Sherry Huyser, Don Huyser’s wife.

(9)	Includes units owned jointly with Joy Candie Lane, Dean Lane’s wife.

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(10)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, LLC, of which Denny Mauser is a principal. Also includes units jointly owned with LaRae Mauser, Denny Mauser’s wife.

(11)	Includes units paid pursuant to a consulting agreement with The Biodiesel Group, LLC, of which Tom Schroeder is a principal. Also includes units that Tom Schroeder owns through the Clayton Schroeder Trust.

(12)	Includes units owned by GeorgAnne Talsma, Bill Talsma’s wife, and units owned by Talsma Brothers Partnership, of which Bill Talsma is a principal.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2007.
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held 13 regularly scheduled and special meetings during the fiscal year ended September 30, 2007. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2007, with the exception of Tom Schroeder and Bill Horan who each attended 10 out of 13 Board meetings.
The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a Director via our website, fax, phone or in writing.
The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. This is the first annual meeting of the Company at which election of the Directors and other action will occur. The Company held an informational meeting in January 2007, which was attended by all of the Directors, with the exception of Tom Schroeder and Bill Horan. All of our Directors are independent, as defined by NASDAQ Rule 4200, with the exception of James Johston, John Van Zee, Jeremie Parr and Scott Farver who are not considered independent under NASDAQ Rule 4200 due to their status as Chairman, President/CEO, Secretary, and Treasurer of the Company, respectively.
Audit Committee
The Company became a reporting organization with the SEC in January 2007 with the filing of a registration statement on Form 10-SB. Prior to this time, the entire Board of Directors acted as the audit committee for the Company. The Board of Directors created an audit committee in January 2007 which operates under a charter adopted by the Board of Directors in January 2007, a copy of which is attached to this Proxy Statement as Appendix I. Our audit committee charter requires that the audit committee have at least three members. On January 17, 2007, the Board of Directors appointed Warren Bush, Jeremie Parr, and Dean Lane to the audit committee.
The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of the current members of our audit committee are independent within the definition of independence provided by NASDAQ Rule 4200, with the exception of Jeremie Parr, our Secretary, because executive officers of a company are not independent under NASDAQ Rules 4200.
However, Rule 4200 imposes more stringent standards on audit committee members and provides that, pursuant to Rule 4350(d), the audit committee must be composed of at least three members which are independent under Rule 4200, and at least one must have past employment experiences in finance and accounting. However, because our audit committee is only composed three members and one of these members, Jeremie Parr, is not independent due to his status as Secretary of the Company, our audit committee does not comply with rule 4350(d). Additionally, none of our audit committee members have past employment experience in finance or accounting as required by Rule 4350(d).

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In addition, our audit committee charter requires a majority of our audit committee to be independent as defined in the charter. One reason that a Director may not be independent under our audit committee charter is that he has accepted payments from the Company in excess of $60,000, other than for board or committee services and certain other types of compensation. Warren Bush is not independent under our audit committee charter because he previously received approximately $65,000 in compensation and membership unit awards under our consulting agreement with The Biodiesel Group, of which he is an owner, and an additional $20,000 for legal services previously rendered to the Company. However, our audit committee charter’s definition of “independent” does not exclude executive officers, which means that Jeremie Parr, our Secretary, is independent under our audit committee charter. Therefore, we are in compliance with our audit committee charter by having a majority of independent Directors on the audit committee. Prior to January 2007, when the entire Board of Directors acted as the audit committee, the majority of our board was independent both under NASDAQ Rules 4200 and our audit committee charter. Under NASDAQ Rule 4200, all of our Directors were independent, with the exception of James Johnston, John Van Zee, Jeremie Parr, and Scot Farver, who are executive officers of the Company. Under our audit committee charter, all of our Directors were independent, with the exception of Warren Bush, Tom Schroeder, Bill Horan and Denny Mauser, who each previously received approximately $65,000 in compensation and membership unit awards under our consulting agreement with The Biodiesel Group, LLC, of which they are all owners. Warren Bush also received an additional $20,000 for legal services previously rendered to the Company.
The Board of Directors has determined that we do not currently have a financial expert serving on our audit committee. We do not have a financial expert serving on our audit committee because no member of our Board of Directors, other than John Van Zee, our current President and Chief Executive Officer, has the requisite experience and education to qualify as a financial expert as defined in Item 407 of Regulation S-B. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee. The Company may consider bringing in an advisor to assist the audit committee until a member of the audit committee qualifies as a financial expert.
The Company only recently became a reporting company and created an audit committee; thus, the entire Board of Directors acted as the audit committee during the first few months of the fiscal year ended September 30, 2007, with the audit committee serving for the remainder of the fiscal year ended September 30, 2007. The Board of Directors did not meet solely to discuss audit related issues in fiscal year ended September 30, 2007; however, audit issues were addressed as necessary at regular board meetings. Beginning with the first meeting of the newly formed audit committee in May 2007, audit issues were specifically addressed by the audit committee during the four (4) audit committee meetings that were held during the fiscal year ended September 30, 2007. All of our audit committee members attended at least 75% of the audit committee meetings.
Audit Committee Report
The Board of Directors acted as the audit committee for the beginning of the fiscal year ended September 30, 2007, until the audit committee held its first meeting in May 2007. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.
The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2007. The audit committee has discussed with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by Independence Standards Board Standard No. 1, and has discussed with such independent registered public accounting firm their auditors’ independence. The audit committee has considered whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-QSB are compatible with maintaining McGladrey & Pullen, LLP’s independence.

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Based on the reviews and discussions referred to above, the audit committee determined that the audited financial statements referred to above should be included in the Annual Report accompanying this proxy statement for the fiscal year ended September 30, 2007.
Audit Committee
Warren Bush
Dean Lane
Jeremie Parr
Independent Registered Public Accounting Firm
The audit committee selected McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year October 1, 2006 to September 30, 2007. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Members, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed by the principal independent registered public accounting firm (McGladrey & Pullen, LLP) to the Company from its inception on May 31, 2005 through the Company’s fiscal year ended September 30, 2007 are as follows:

	Fiscal
Category	Year	Fees
Audit Fees (1)	2007	$80,935
	2006	$20,281
	2005	—
Audit-Related Fees	2007	—
	2006	—
	2005	—
Tax Fees	2007	—
	2006	—
	2005	—
All Other Fees	2007	—
	2006	—
	2005	—

(1)	Audit fees include review of regulatory filings, quarterly financial statement reviews and research and consultation related to financial statements and filings.
Prior to engagement of its principal independent registered public accounting firm to perform audit services for the Company, such firm was pre-approved by the Board of Directors, acting as the audit committee.
One hundred percent (100%) of all audit services were pre-approved by our audit committee or our Board of Directors, acting as the audit committee.

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Nominating Committee
The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. The Board of Directors, acting as the nominating committee, did not meet during the fiscal year ended September 30, 2007 because the 2008 fiscal year will be the first in which Director elections will be held since our inception. Based upon the size of the Company and the Board’s familiarity with the Company since its inception, the Board also has determined that each of the Directors is qualified to suggest nominees for consideration to the nominating committee. Pursuant to our Operating Agreement, the 2008 fiscal year will be the first in which Directors will be elected. The Board of Directors, when acting as the nominating committee, is generally responsible for:
•	Developing a nomination process for candidates to the Board of Directors;

•	Establishing criteria and qualifications for membership to the Board of Directors;

•	Identifying and evaluating potential Director nominees;

•	Filling vacancies on the Board of Directors;

•	Recommending nominees for election or re-election.
The Board of Directors, when fulfilling the duties of a nominating committee, does not operate under a charter and it does not have a policy with regard to the consideration of any Director candidates recommended by members. The Board of Directors believes that this is appropriate since the 2008 Annual Meeting will be the first time that Director elections will be held since our inception and our Operating Agreement provides a procedure pursuant to which members may nominate Directors. Pursuant to the Operating Agreement, the Company’s first election of Directors is to be held at the first annual or special meeting of the Members after substantial completion of our biodiesel production facility and on an annual basis thereafter. We completed the biodiesel plant in April 2007 and, accordingly, the 2008 Annual Meeting will be the first meeting of the Members at which Directors will be elected. In the future, the Board of Directors may establish a nominating committee and may establish a charter and develop policies and procedures for evaluating potential Director candidates, whether presented by members or selected by the nominating committee. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of James Johnston, John Van Zee, Jeremie Parr, and Scott Farver, who each serve as an executive officer of the Company, all of the members of our Board of Directors are independent within the definition of independence provided by NASDAQ Rule 4200.
Nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. In accordance with the Company’s Operating Agreement, a member desiring to nominate one or more persons for election as a director must provide the Company with written notice of such member’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) nor more than ninety (90) calendar days prior to the annual meeting of the Company. The notice to the Secretary must set forth: (a) the name and address of record of the member who intends to make the nomination; (b) a representation that the member is a holder of record of units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (e) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding membership units and clearly setting forth the proposed nominee as a candidate of the director’s seat to be filled at the next election of directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he may so declare to the meeting and the defective nomination will be disregarded.
Compensation Committee
The Board of Directors has not established a committee specifically entitled “compensation committee.” However, the executive committee of the Board of Directors currently in place performs the same tasks usually performed by a compensation committee. It does not operate under a charter and it does not have a policy with regard to the evaluation and determination of compensation for Directors and executive officers. The Board appointed Scot Farver, James Johnston, Jeremie Parr, and John Van Zee to serve as members of the executive committee. They were appointed to the committee on June 30, 2005. The executive committee has responsibility with respect to proposing and evaluating the compensation of the Company’s chief executive officer and oversees

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the compensation of our other executive officers and Directors. The Board of Directors has the overall responsibility for approving our Director and executive compensation plans, policies and programs. The executive committee held two (2) meetings during the fiscal year ended September 30, 2007. All of the Directors on the executive committee attended at least 75% of the meetings held by the executive committee during the fiscal year ended September 30, 2007. None of the Directors on the executive committee are independent within the definition of independence provided by NASDAQ Rule 4200, due to their status as officers of the Company. Because each member of the executive committee is an executive officer, they each have a role in proposing and evaluating the compensation of Directors and officers.
NOMINATIONS FOR DIRECTOR POSITIONS AND MEMBER PROPOSALS
Nominations for Director Positions
Nominations for the election of Directors may be made by any Member entitled to vote generally in the election of Directors. In accordance with our Operating Agreement, a Member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Central Iowa Energy at least 60 days, but no more than 90 days, prior to the annual meeting.
This notice must contain: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of units of Central Iowa Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by the Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Central Iowa Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the Members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
Member Proposals
In order to be considered for inclusion in our 2009 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by November 10, 2008 (approximately 120 days prior to the estimated date for the 2009 Annual Meeting). The Company suggests that proposals for the 2009 Annual Meeting of the Members be submitted by certified mail, return receipt requested.
Members who intend to present a proposal at the 2009 Annual Meeting of Members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 23, 2009 (approximately 45 days prior to the estimated date for the 2009 Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by January 23, 2009, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does not receive notice of a member proposal intended to be submitted to the 2009 Annual Meeting by January 23, 2009, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Tom Schroeder and Warren Bush, both Directors of the Company, are brothers-in-law. No other family relationships exist between any of the Directors, officers or key employees of the Company.

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Since the beginning of our last fiscal year, we have engaged in transactions with the following related parties:
Transactions with The Biodiesel Group, LLC
On July 7, 2005, we entered into a consulting agreement with The Biodiesel Group, LLC for project development and equity consulting services. The Biodiesel Group is owned and operated by four of our Directors: Warren L. Bush, William J. Horan, Denny Mauser, and Tom Schroeder, along with one member of Central Iowa Energy, Mark Muench. Upon execution of the agreement and in anticipation of the receipt of consulting services, we transferred 100 units to each of the five members of The Biodiesel Group, LLC. We additionally agreed to pay The Biodiesel Group a total consulting fee of $75,000 payable at a rate of $12,500 per month during the term of the contract. The term of the contract expired on approximately October 26, 2006, or thirty days after the financial close of our registered offering of membership units in the State of Iowa. In exchange, The Biodiesel Group provided us assistance in the negotiation of various contracts, assistance in the planning of our equity marketing effort, and assistance in securing debt financing services up until financial close.
Transactions with the Central Iowa Energy Board of Directors — Unit Option Agreements
On June 23, 2005, our Board of Directors approved a membership unit option agreement between the Company and the Company’s Board of Directors. The options were granted on December 14, 2005. Under the agreement, each of the Company’s Directors was granted the option to purchase 100 units for a purchase price of $500 per unit. These options were not exercisable until the date the Company had both closed its equity drive and executed definitive loan documents with lenders ranging from $22,500,000 to $30,300,000. The expiration date of the options was the thirtieth day following such date. On September 26, 2006 the options became exercisable and on October 24, 2006 all of the Directors exercised their options to purchase 100 units of the Company. The Company’s units were previously sold in the Iowa registered offering for $1,000 per unit; however, pursuant to the option agreement, the Directors paid $500 per unit. As a result, $600,000 of stock based compensation was reflected in the Company’s net income for the year ended September 30, 2006, based on the differnce between the exercise price and the fair market value of the underlying units on the date the options were granted.
Transactions with the Central Iowa Energy Board of Directors — Compensation Arrangement
In April 2007 our Directors passed a resolution to compensate Directors for the services they provide to the Company in such capacity. The compensation arrangement provides that each Director will receive $250 per month, for their services as a Director to the Board. In addition, Directors are paid mileage at the standard IRS rate. Each member of the audit committee receives an additional $50 per month and each member of the executive committee receives an additional $50 a month. The Company’s President/CEO receives an additional $50 per month for services to the Company and the Board. The April 2007 resolution also provided that the Directors may be entitled to certain “additional benefits” if certain requirements are satisfied. At the end of each fiscal year, all Directors are entitled to an additional benefit of $500 per monthly board meeting attended during the periods in which the Company meets the “Loan Covenant Targets payable” requirement, as defined in our financing agreements with our lender, F&M Bank — Iowa. At the end of each fiscal year, all Directors are also entitled to an additional benefit of $250 per monthly board meeting attended during the periods in which the Company achieves a 25% return on investment, as that term is defined in our financing agreements with our lender, F&M Bank — Iowa. This compensation policy was effective as of April 18, 2007. See “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION”, below, for information regarding the compensation awarded to our Directors under this compensation arrangement for our fiscal year ended 2007.
Transactions with Scot Farver
On December 14, 2005, we entered into an office space lease agreement with Scot Farver, our Treasurer and Director, for the rental of office space. Under the terms of this agreement, Scot Farver received rent payable at the rate of two membership units per month, beginning in August 2005. The lease provided that the units would be issued upon termination of the lease. The first 10 units accrued to Scot Farver prior to our state registered offering for the period of August 2005 through December 2005 were valued at $500 per unit (which was the purchase price of our units in the seed capital offering). The other 28 units accrued to Scot Farver during and following the month of our state registered offering, which took place in January 2006, were valued at $1,000 per unit (which was the purchase price of our units in the state registered offering). On March 1, 2007, we terminated the lease agreement and issued 38 units in Central Iowa Energy as payment for rent under the lease agreement.

21

Transactions with Renewable Energy Group, Inc.
Pursuant to a letter agreement executed in August 2006, we agreed that Central Iowa Energy would issue 1,000 of its membership units to our original design-builder, Renewable Energy Group, LLC, as payment for the last $1,000,000 of design-build services rendered by Renewable Energy Group, LLC to the Company under the design-build agreement we entered into on March 10, 2006. Renewable Energy Group, LLC subsequently assigned its rights with respect to the design-build agreement to Renewable Energy Group, Inc. (“REG”), including its right to receive 1,000 units in Central Iowa Energy under the letter agreement. In June 2007, we consented to the assignment by REG of its right to receive units in Central Iowa Energy under the letter agreement to REG Ventures, LLC, a wholly-owned subsidiary of REG. On July 18, 2007, we issued REG Ventures, LLC 1,000 membership units as payment for the remaining $1,000,000 due to REG under the design-build agreement. Accordingly, one of REG’s wholly-owned subsidiaries is now a member in Central Iowa Energy.
In August of 2006, we entered into a management and operational services agreement with REG to provide start-up and operational management services, marketing services, and various employment and administrative services. For the first month in which our biodiesel is sold, which was April 2007, and for six months thereafter (the initial period), we paid a monthly fee of 5.7 cents per gallon of biodiesel sold by REG. For the first month after the initial period, we paid 5.7 cents per gallon for any biodiesel that was produced but not sold during the initial period in addition to 5.7 cents per gallon of biodiesel produced in the first month following the initial period. Thereafter, we pay a monthly fee of 5.7 cents per gallon of biodiesel produced at our plant. Additionally, we will pay an annual bonus to REG based on the amount of our annual net income, as that term is defined in our management and operational services agreement. REG’s bonus may range from 0% to 6% of our annual net income, depending on our performance, but will not exceed the amount of $1,000,000.
On March 10, 2006 we entered into a design-build agreement with the predecessor to REG, Renewable Energy Group, LLC for the design and construction of our biodiesel plant for a price of $38,048,500, subject to further adjustment for change orders. On August 7, 2006, we consented to the assignment of the design-build agreement from Renewable Energy Group, LLC to Renewable Energy Group, Inc. (“REG”), which was the entity created as a result of a merger between Renewable Energy Group, LLC, InterWest L.C., and West Central Cooperative. In June 2006, we approved a change order in the amount of $27,500 for the addition of a concrete floor to the maintenance building. In February 2007 we approved five change orders totaling $1,250,000 relating to changes to the administrative building, fencing, fire code compliance requirements, the wastewater decant system, and the water treatment system. Our total contract price under the design-build agreement was therefore equal to approximately $39,326,000. In July 2007 we made our final cash payment to REG and, pursuant to the letter agreement discussed above, we issued REG Ventures, LLC 1,000 membership units as payment for the remaining $1,000,000 due to REG under the design-build agreement.
EXECUTIVE COMPENSATION
James Johnston is currently serving as our chairman and John Van Zee is currently serving as our President/Chief Executive Officer (“CEO”). Jeremie Parr is currently serving as our Secretary and Scot Farer is currently serving as our Treasurer. Kimberly Smith is currently acting as our Chief Financial Officer (“CFO”).
Summary Compensation Table
The following table sets forth all compensation paid or payable by the Company during the last fiscal years to our President/CEO, John Van Zee. As of September 30, 2007, none of our officers had any options, warrants, or other similar rights to purchase securities of the Company.

			Fees
			Earned or
			Paid in	Option	All Other(4)
	Fiscal	Salary(1)	Cash(2)	Awards(3)	Compensation	Total Compensation
Name and Position	Year	($)	($)	($)	($)	($)
John Van Zee, President/CEO	2007	250	1,500	0	82	1,832
John Van Zee, President/CEO	2006	0	0	51,656	0	51,656

22

(1)	Pursuant to a compensation policy approved by the Board of Directors in April 2007, John Van Zee, in his capacity as President/CEO of the Company, received compensation in the amount of $50 per month. This compensation policy is currently in effect for the 2008 fiscal year.

(2)	Pursuant to a compensation policy approved by the Board of Directors in April 2007, John Van Zee, in his capacity as a Director, received a fee of $250 per month, and as a member of the executive committee, received an additional fee of $50 per month.

(3)	In December 2005, John Van Zee, in his capacity as Director, was awarded an option to purchase 100 units in the Company at a price of $500 per unit, which he later exercised in October 2006. In accordance with FAS 123R, the value of the option was computed to be $516.56 per unit based upon the minimum valuation method using a discount rate of 4.5% for 9 months.

(4)	Includes reimbursement at the standard IRS rate for mileage incurred in connection with services rendered to the Board of Directors and the Company.
Please see “DIRECTOR COMPENSATION” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for information relating to the Company’s issuance of option awards to our Directors and our compensation arrangements for our Directors and officers.
DIRECTOR COMPENSATION
Our Board of Directors is compensated pursuant to a compensation policy approved by our Board of Directors in April 2007. Pursuant to this policy, each Director receives $250 per month for their services to the Board. In addition, Directors are reimbursed for mileage at the standard IRS rate and for reasonable expenses associated with their service to the Company and to the Board. Each member of the audit committee receives an additional $50 per month and each member of the executive committee receives an additional $50 a month. The Company’s President/CEO receives an additional $50 per month for services to the Company and the Board. The Directors may also be entitled to certain “additional benefits” if certain requirements are satisfied. At the end of each fiscal year, all Directors are entitled to an additional benefit of $500 per monthly board meeting attended during the periods in which the Company meets the “Loan Covenant Targets payable” requirement, as defined in our financing agreement with our lender, F&M Bank — Iowa. At the end of each fiscal year, all Directors are also entitled to an additional benefit of $250 per monthly board meeting attended during the periods in which the Company achieves a 25% return on investment, as that term is defined in our financing agreement with our lender, F&M Bank — Iowa. This compensation arrangement is currently in effect for Fiscal Year 2008. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS — Transactions with the Central Iowa Energy Board of Directors - Compensation Arrangement.”
For Fiscal Year 2007, the Directors have received the following compensation:

		Fees
		Earned or
		Paid in	Unit	Additional	Total
	Fiscal	Cash(1)	Awards(2)	Compensation(3)	Compensation
Director	Year	($)	($)	($)	($)

Warren Bush	2007	1,500	0	737	2,237
Scot Farver	2007	1,500	33,000	2,086	36,586
Craig Hamilton	2007	1,250	0	19	1,269
William Horan	2007	1,250	0	708	1,958
Don Huyser	2007	1,250	0	53	1,303
James Johnston	2007	1,500	0	1,059	2,559
Dean Lane	2007	1,500	0	35	1,535
Denny Mauser	2007	1,250	0	935	2,185
Jeremie Parr	2007	1,750	0	276	2,026
Tom Schroeder	2007	1,250	0	594	1,844
William Talsma	2007	1,250	0	17	1,267

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(1)	Includes monthly compensation payable to Directors at the rate of $250 per month and monthly compensation payable to members of the audit committee and/or executive committee at a rate of $50 per month.

(2)	Scot Farver was issued 38 units in the Company on March 1, 2007 as payment for rent under an office space lease agreement entered into between Scot Farver and the Company on December 14, 2005. Under this agreement, Scot Farver received rent payable at the rate of two membership units per month, beginning in August 2005. The lease provided that the units would be issued upon termination of the lease. The time period in which Scot Farver accrued each of these units in relation to the timing of our seed capital offering and our state registered offering was used to determine the value of the units. The first 10 units that accrued to Scot Farver prior to our state registered offering for the period of August 2005 through December 2005 were valued at $500 per unit (the purchase price of our units in our Company’s seed capital offering). The other 28 units accrued to Scot Farver during and following the month of our state registered offering, which took place in January 2006, were valued at $1,000 per unit (the purchase price of our units in our state registered offering).

(3)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the Board of Directors.
Please see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” for more information relating to the Company’s compensation arrangement for Directors, committee members, and our President/CEO; our transactions with Scot Farver; and the award of unit options.
ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s 2007 Annual Report to security holders on Form 10-KSB, including financial statements and notes for the fiscal year ended September 30, 2007, accompanies the delivery of this Proxy Statement.
The Company will provide each Member solicited a copy of the Proxy Statement and Annual Report on Form 10-KSB without charge upon request. The written request for these documents should be directed to Teresa Arrowood of Central Iowa Energy, LLC at 3426 E. 28th Street N., Newton, Iowa 50208 or by email at teresa.arrowood@centraliowaenergy.com. The 2007 Annual Report on Form 10-KSB with exhibits and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

24

Appendix 1
CENTRAL IOWA ENERGY, LLC
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
I. Purpose
The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) of Central Iowa Energy, LLC (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:
•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•	Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•	Monitor the performance of the Company’s internal audit function and independent auditors;

•	Provide an avenue of communication among the independent auditors, management, and the Board; and

•	Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
II. Authority
The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:
•	Appoint, compensate, retain and oversee the work of the public accounting firm employed by the Company to conduct the annual audit who shall report directly to the Committee;

•	Retain independent counsel and other advisers as it deems necessary in the performance of its duties;

•	Resolve any disagreements between management and the independent auditor regarding financial reporting;

•	Pre-approve all auditing and permitted non-audit services performed by the Company’s external audit firm;

•	Seek any information it requires from employees—all of whom are directed to cooperate with the Committee’s requests—or external parties;

•	Meet with Company officers, external auditors, or outside counsel, as necessary;

•	Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting; and

•	Determine appropriate funding for the payment of compensation to the independent auditors engaged for the purpose of issuing an audit report, performing other audit review or attestation services for the Company and to any advisers employed by the Committee which funding must be paid for by the Company.
III. Composition
1.	Committee members’ qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.

2.	The Committee shall be comprised of at least three directors of the Company, all in good standing, each of whom must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement. A majority of the directors on the Committee must be independent as defined in subparagraph 3 of this Article III below.

3.	A director will NOT be considered independent for purposes of this Article III, if such director:
(a)	Is an employee of the Company or any current subsidiary of the Company;

(b)	Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

(c)	Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

2

(d)	Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

(e)	Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

(f)	Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit;
4.	Committee members and a Committee chair shall be recommended and appointed by the Board.
IV. Meetings
The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet separately, periodically with management, with internal auditors, if any, and with external auditors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele- or video-conference.
The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other directors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.
V. Scope of Responsibilities and Duties
Charter Review
Review and reassess the adequacy of this charter annually. Consider changes that are necessary as a result of new laws and regulations. Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.

3

Financial Reporting
Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussion with management and independent auditors of the following:
•	Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•	Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	“Quality of earnings” of the Company from a subjective as well as objective standpoint.

•	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreement with management.

•	Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Consider any items required to be communicated by the independent auditors in accordance with SAS 61, which is attached to this charter as Exhibit 1.

•	Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.
Internal Control
Review the Company’s internal control system. In performing this review, the Committee must:
•	Consider the effectiveness of the Company’s internal control system, including information technology, security and control.
•	Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

4

Internal Audit
In the event the Company employs an internal audit department, the Committee shall:
•	Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.
•	Review the effectiveness of the internal audit function.
Independent Auditors
Each year, review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee will:
•	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.

•	Present its conclusions with respect to the external auditor to the Board.

•	Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.

•	Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in periodic reports as prescribed by law.

5

•	On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. Take appropriate action in response to these matters to satisfy itself of the auditors’ independence.

•	Review the independent auditors audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

•	Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.

•	Present its conclusions with respect to the independent auditor to the Board.

•	Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed privately.

•	Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.
Compliance
•	At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.

•	Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6

•	Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and Company legal counsel regarding compliance matters.
Reporting Responsibilities
•	Annually prepare such report and certification to unit-holders as required by SEC regulations.

•	Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.
Other Audit Committee Responsibilities
•	Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.

•	As considered necessary by the Committee, review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.

•	Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.

•	Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.

•	Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

7

Appendix 2
CENTRAL IOWA ENERGY, LLC
AMENDED & RESTATED OPERATING AGREEMENT

i

Page

11.5 Severability	31
11.6 Incorporation By Reference	31
11.7 Variation of Terms	31
11.8 Governing Law	31
11.9 Waiver of Jury Trial	31
11.10 Counterpart Execution	31
11.11 Specific Performance	31

AMENDED & RESTATED OPERATING AGREEMENT
OF
CENTRAL IOWA ENERGY, LLC
THIS AMENDED & RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the 10th day of March, 2008, by and among Central Iowa Energy, LLC, an Iowa limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
WHEREAS, the Company’s organizers caused to be filed with the state of Iowa, Articles of Organization dated May 31, 2005, pursuant to the Iowa Limited Liability Company Act (the “Act”);
WHEREAS, the Members previously entered into an Operating Agreement dated August 4, 2005; and
WHEREAS, the Members desire to adopt this Amended and Restated Operating Agreement, to set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on March 31, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Central Iowa Energy, LLC” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance , contract with, and/or invest in biodiesel production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of feedstocks into biodiesel and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the company by the directors pursuant to Section 5 hereof.

1.4 Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 2617 1st Avenue East, Newton, IA 50208, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.
1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Warren L. Bush, 101 Boyer St., P.O. Box 159, Wall Lake, IA 51466-0159, or any successor appointed by the Directors.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities: Transactions with Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
(a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee and of such person; (iii) any person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling”, “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such person or entities.
(d) “Agreement” means this Operating Agreement of Central Iowa Energy, LLC, as amended from time to time.
(e) “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time to time.
(f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
(g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
(h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.
(i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
(j) “Company” means Central Iowa Energy, LLC , an Iowa limited liability company.
(k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
(l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to insure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
(n) “Director” means any Person who (i) is referred to as such an Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not cease to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
(o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
(p) “Effective Date” means July 21, 2005.
(q) “Facilities” shall mean the biodiesel production and co-product production facilities in Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the business plan.
(r) “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
(s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
(t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” of Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
(u) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
(v) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
(w) “Liquidator” has the meaning set forth in Section 10.8 hereof.
(x) “Losses” has the meaning set forth in the definition of “Profits” and “Losses”.
(y) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
(z) “Members” means all such members.
(aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses”, the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the Unit of measurement referred to herein as “Units”.
(bb) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
(cc) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
(dd) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
(ee) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
(gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
(hh) “Officer” or “Officers” has the meaning set forth in Section 5.19 hereof.
(ii) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
(jj) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
(kk) “ Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset)or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits and Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specifically allocated pursuant to Section 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) and (vi) above.
(ll) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(mm) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
(nn) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
(oo) “Related Party” means the adopted or birth of relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
(pp) “Securities Act” means the Securities Act of 1933, as amended.
(qq) “Subsidiary” means any corporation, partnership, joint venture , limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
(rr) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
(ss) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
(tt) “Units” of “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
(uu) “Unit Holders” means all Unit Holders.
(vv) “Unit Holder” means the owner of one or more Units.
(ww) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
(xx) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
(yy) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units qualifying the Membership Interest of each Member are set out in “Exhibit A” attached hereto, and shall also be set out in the Membership Register.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.
Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause the Membership Register as maintained by the Company at its principal office and incorporated herein by this reference, to be appropriately amended and such amendments shall not be considered amendments to this agreement for purposes of Section 8.1 hereof.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
(a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
(b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-(f) of the Regulations and shall be interpreted consistently therewith.
(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year , each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704- 2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.
(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations) the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of company income and loss for income tax purposes.
(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
(d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits , Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.
SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan, credit or any other debt financing agreements with the Company’s lenders and creditors from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.
5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of seven (7) and a maximum of thirteen (13); and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot).

5.3 Election of Directors.
(a) Election of Directors and Terms. The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve until the first annual or special meeting of the Members following substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial term of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified; provided however, that any Member who is authorized to appoint a Director pursuant to Section 5.3 (c) shall not be entitled to vote for the election of any other Directors that the Members are entitled to elect, and the Units held by such Member shall not be included in determining a majority of the Membership Voting Interests for purposes of electing Directors. The initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be elected and shall classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected directors. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three-year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three-year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). Except for the special right of appointment of certain Directors provided for in this Section, Directors shall be elected by a plurality vote of the Members so that nominees receiving the greatest number of votes relative to all other nominees are elected as directors.
(b) Nominations for Directors. One or more nominees for Director positions up for election shall be nominated by the then current Directors or by a nominating committee established by the Directors. Nominations for election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of that Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth:
(i) The name and address of record of the Member who intends to make the nomination;
(ii) A representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) The name, age, business and residence address, and principal occupation or employment of each nominee;
(iv) A description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;
(v) Such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;
(vi) The consent of each nominee to serve as a Director of the Company if so elected; and
(vii) A nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent herewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
(c) Special Rights of Appointment of Directors for Certain Members. Commencing with the first annual or special meeting of the Members following financial closing, each Member who holds two thousand (2,000) or more Units, all of which were purchased by such Member from the Company during the Company’s initial registered offering (“Appointing Members”), shall be entitled to appoint one (1) Director, so long as the Appointing Member is the holder of two thousand (2,000) or more Units. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this Section. Only Members who acquire two thousand (2,000) or more Units from the Company in its initial registered offering are granted appointment rights hereunder. Accordingly, any Member who subsequently acquires two thousand (2,000) or more Units other than by acquisition from the Company in its initial registered offering beginning in 2005, shall not be entitled to appoint any Directors, regardless of the number of Units held by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by a Member falls below the threshold of two thousand (2,000) Units, the term of any Director appointed by such Member shall terminate, the seat will dissolve, and the Unit Holder will elect Directors with Unit Holders in accordance with this section 5.3(a). The Member’s special right of appointment will terminate.
5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors, and vacancies in the membership thereof shall be filled by the Directors. A majority of the Members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(c) Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
(i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;
(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or any government, state, territory, government district or municipality or of any instrumentality of any of them;
(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
(o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Directors as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7 Restrictions on Authority of Directors.
(a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;
(ii) Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;
(iii) Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or
(iv) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.
(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of the Members:
(i) Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii) Confess a judgment against the Company in an amount in excess of $500,000;
(iii) issue Units other than the 500 Units issued to members of The Biodiesel Group at a purchase price of less than $500 per Unit;
(iv) issue more than an aggregate of 35,000 Units; and
(v) cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by the number of vote necessary to constitute member action pursuant to Section 6.10 herein.
5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may be called by the Chairman of the Company or by two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a super majority of seventy-five percent (75%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors of each class of Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Director shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.
5.11 Voting; Potential Financial Interest. No Directors shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.12 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of its Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the forgoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13 Chairman and Vice Chairman. Unless otherwise provided by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.
5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the President and Chief Executive Officer (“CEO”) of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The President and/or Chairman, as the case may be, shall perform such duties as the Directors may from time to time prescribe.
5.15 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer (“CFO”) of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as CFO and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.16 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other Person or Persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.17 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other Person or Persons as may be designated from time to time by the Directors.
5.20 Limitation of liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustees (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interests of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.22 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most credit worthy commercial borrowers, plus four per cent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units. Additional classes of Membership Interests and Units may be created and issued to new Members or to existing Members on such terms and conditions as the Directors may determine and may include the creation of different classes of Membership Interests represented by different classes of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on the membership register as maintained by the Company at its principal office and which by this reference is incorporated herein.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement. Upon the admission of a member the Directors shall cause the Membership Register to be appropriately amended pursuant to Section 8.1 of this Agreement and will not require Member action for purposes of Section 8.1.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have the right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the Members’ meeting (in person, by proxy, or by mail ballot) and entitled to vote on the matter shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.15 Waiver of Dissenters’ Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine per cent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties, Subsidiaries and Affiliates.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known address or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such

Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through the Company’s web site shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 and any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as otherwise provided in this Agreement a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the number of votes necessary to constitute Member action as provided in Section 6.10 herein. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement no Member shall transfer all or any part of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, each pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
(a) At any time Transfer all or any portion of its Units:
(i) To the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;
(ii) Without consideration to or in trust for descendants or the spouse of a Member; and
(b) At any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units:
(i) To any person approved by the Directors in writing;
(ii) To any other Member or to any Affiliate or Related Party of another Member; or
(iii) To any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in section 9.3 below is referred to in this Agreement as a “Permitted Transfer”.
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
(b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distributions otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
(e) Unless otherwise approved by the Directors and Members representing in the aggregate a seventy five per cent (75%) majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
(f) No notice or requests initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirements set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors , in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company, and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.7 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substituted Member provided that such transferee has complied with the following provisions:
(a) The transferee of the Units shall, by written instrument in form and substance reasonably satisfactory to the Directors;
(i) Accept and adopt the terms and provisions of this agreement, including this Section 9, and
(ii) Assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except:
(x) Those obligations or liabilities of the transferor Member arising out of a breach of this Agreement,
(y) In the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and

(z) In the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;
(b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and
(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
(a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all members, that
(i) It is not currently making a market in Units and will not in the future make a market in Units,
(ii) It will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other of initial pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and
(iii) In the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.
(b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, EXCEPT THE STATE OF IOWA, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, IN ADDITION, THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHILE THE COMPANY IS OFFERING SUCH UNITS FOR SALE AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE BY THE COMPANY OF SUCH UNITS, TO ANY PERSONS RESIDENT OUTSIDE THE STATE OF IOWA.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interest during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit “C”, attached hereto. Upon execution of such Addendum such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit “C”, attached hereto.

SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (Each a “Dissolution Event”): (i) The affirmative vote of a seventy-five per cent (75%) super majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company, with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provisions of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, or any officers, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address as has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the date first set forth above.

COMPANY:	MEMBER

CENTRAL IOWA ENERGY, LLC	/s/ Warren L. Bush

Warren L. Bush
/s/ Jim Johnston, Chairman
By: Jim Johnston	/s/ Scot Farver
Its: Chairman	Scot Farver

/s/ Craig Hamilton

Craig Hamilton

/s/ Bill Horan

Bill Horan

/s/ Don Huyser

Don Huyser

/s/ Jim Johnston

Jim Johnston

/s/ Dean Lane

Dean Lane

/s/ Denny Mauser

Denny Mauser

/s/ Jeremie Parr

Jeremie Parr

/s/ Tom Schroeder

Tom Schroeder

/s/ Bill Talsma

Bill Talsma

/s/ John E. Van Zee

John E. Van Zee

EXHIBIT “A”
Central Iowa Energy, LLC
Initial Membership List

Name and Address of Initial Members	Units
Warren L. Bush	120
101 Boyer P.O. Box 159 Wall Lake, IA 51466-0159

Scot Farver	20
1320 Golfview Lane Newton, IA 50208

Craig Hamilton	20
Box 312 Newton, IA 50208

Bill Horan	120
3220 240th St. Rockwell City, IA 50579

Don Huyser	20
6107 E. 48th St. S Newton, IA 50208

Jim Johnston	20
389 Hwy T-38N Grinnell, IA 50112

Dean Lane	20
3971 Maple St Newton, IA 50112

Denny Mauser	120
1940 190th St Early, IA 50535

Mark Muench	120
611 E Ave Ogden, IA 50212

Jeremie Parr	20
7840 11th Ave Tail Belle Plaine, IA 52208

Tom Schroeder	120
503 W 7th Wall Lake, IA 51466

Bill Talsma	20
913 W 18th St S Newton, IA 50208

John E Van Zee	20
8162 So 68th Ave W Prairie City, IA 50228

EXHIBIT “B”
Initial Board of Directors

Warren L. Bush	Jim Johnston	Bill Talsma
101 Boyer	389 Hwy T-38N	913 W 18th St S
PO Box 159	Grinnell, IA 50112	Newton, IA 50208
Wall Lake, IA 51466-0159	641-236-6378	641-787-0709
712-664-2892 (office)	641-990-0423 (cell)	515-975-6065 (cell)
712-830-2122 (cell)	jimjohn@pcparnter.net	wtalsm@pcpartner.net
bushlaw@netins.net

	Dean Lane	John E. Van Zee
Scot Farver	3971 Maple St	8162 So 68th Ave W
1320 Golfview Lane	Newton, IA 50208	Prairie City, IA 50228
Netwon, IA 50208	641-792-9426 (home)	641-521-0151 (cell)
641-791-9635 (home)	641-521-9426 (cell)	641-792-7011 (office)
641-831-0200 (cell)	dlane@iowatelecom.net	jvanzee@farmersnational.com
farvertv@gmail.com

Denny Mauser
Craig Hamilton	1940 190th St
Box 312	Early, IA 5035
Newton, IA 50208	712-273-5216
641-792-7574	515-772-0028 (cell)
641-521-7210	dlmauser@frontiernet.net
jedco@centraliowa.net
Jeremie Parr
7840 11th Ave Trail
Bill Horan	Belle Plaine, IA 52208
3220 240th St	319-444-4476
Rockwell City, IA 50579	319-330-7002
515-463-2357	jddcbl@netins.net
515-570-3557 (cell)
Horanbro@wccta.net	Tom Schroeder
503 W 7th
Don Huyser	Wall Lake, IA 51466
6107 E 48th St S	712-664-2216
Newton, IA 50208	712-790-9985 (cell)
641-521-1920	wled@netins.net
641-798-4698
huyserag@netins.net

Appendix 3

CENTRAL IOWA ENERGY, LLC PROXY CARD
2008 ANNUAL MEETING OF MEMBERS
For Unit Holders as of January 30, 2008
Proxy Solicited on Behalf of the Board of Directors

Member Name:
Please Print Clearly

Number of Units Owned on January 30, 2008:

Telephone Number:

Address:

Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
3) Sign and date the proxy card
4) Return the proxy card in the mail to 3426 E. 28th Street N., Newton, Iowa 50208, or via fax at (641) 791-1192 no later than 5:00 p.m. on Friday, March 7, 2008

I. ELECTION OF DIRECTORS
You may withhold authority to vote for any nominees by lining through or otherwise strking out the name of any nominee.
Group I
You may vote for four (4) nominees, but no more than four (4) nominees.

James Johnston, Incumbent	>>>☐	Don Huyser, Incumbent	>>>☐
Craig Hamilton, Incumbent	>>>☐	Tom Schroeder, Incumbent	>>>☐
Group II
You may vote for four (4) nominees, but no more than four (4) nominees.

Denny Mauser, Incumbent	>>>☐	Jeremie Parr, Incumbent	>>>☐
William Talsma, Incumbent	>>>☐	John Van Zee, Incumbent	>>>☐
Group III
You may vote for four (4) nominees, but no more than four (4) nominees.

Warren Bush, Incumbent	>>>☐	Scot Farver, Incumbent	>>>☐
William Horan, Incumbent	>>>☐	Dean Lane, Incumbent	>>>☐
II. PROPOSAL – APPROVAL OF THE AMENDMENTS TO THE COMPANY’S OPERATING AGREEMENT:
Please check the appropriate box:

Proposal::	For	Against	Abstain
(1) Approval of the Amendment to the Company’s Operating Agreement to Allow the Offices of Chairman of the Board and President/Chief Executive Officer to be Served by the Same Person	☐	☐	☐

(2) Approval of the Amendment to the Company’s Operating Agreement to Permit the Directors to Determine the Number of Directors Within the Range Last Approved by the Members without a Vote of the Members
	☐	☐	☐

Signature:	Signature:
Date:	Date:
(Joint Owner)
Please sign exactly as your name appears above. When signing as attorney executor, administrator, trustee or guardian, please note that fact. If units are jointly owned by more than one person, both owners must sign this proxy card in order for the units to be counted for the election of Directors or the approval of the amendments to the Operating Agreement.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the 2008 Annual Meeting of Members, you can be sure your units are represented at the meeting by promptly returning your proxy in the mail at the address below or faxing it to us at (641) 791-1192.
CENTRAL IOWA ENERGY, LLC
3426 E. 28th Street N.
Newton, Iowa 50208
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting, Monday, March 10, 2008
The undersigned acknowledges receipt of a Notice of Meeting and Explanation of Proposals dated January 30, 2008 and hereby appoints John Van Zee and James Johnston, jointly and severally (the “Proxies”), each with full power of substitution, as proxies to represent the undersigned at the 2008 Annual Meeting of Members of Central Iowa Energy, LLC to be held Monday, March 10, 2008 at 6:30 P.M. local time, and at any adjournment thereof, on any matters coming before the Meeting.
Please specify your choice by marking the appropriate box for each matter above. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on Friday March 7, 2008.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR James Johnston, Craig Hamilton, Don Huyser, and Tom Schroeder as nominees for Group I Directors of the Board of Directors, Denny Mauser, Jeremie Parr, William Talsma, and John Van Zee as nominees for Group II Directors of the Board of Directors, Warren Bush, Scot Farver, William Horan, and Dean Lane as nominees for Group III Directors of the Board of Directors, and FOR the Amendments to the Operating Agreement. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY IN THE MAIL TO 3426 E. 28th STREET N., NEWTON, IOWA 50208, OR BY FAX AT (641) 791-1192.
If you do attend the meeting and desire to withdraw your proxy ballot, you may do so by notifying the Secretary or another officer of the Company prior to the commencement of the meeting.